Exhibit 99.1

FOR IMMEDIATE RELEASE

InPhonic Announces Financial Results for First Quarter 2006

– Operating Cash Flow Positive –

WASHINGTON, May 8, 2006 (BUSINESS WIRE) — InPhonic, Inc. (NASDAQ:INPC), a leading online seller of wireless services and products, today reported financial results for its first quarter ended March 31, 2006.

Revenue was $87.4 million for the first quarter 2006, compared to $68.2 million for the first quarter 2005. Loss from continuing operations for the first quarter 2006 improved to ($4.0) million or ($0.11) per basic and diluted share, compared to a loss from continuing operations of ($7.4) million for the first quarter of 2005 or ($0.22) per basic and diluted share.

Non-GAAP Adjusted EBITDA for the first quarter 2006 was $2.1 million, compared to non-GAAP Adjusted EBITDA of $1.2 million for the first quarter 2005, an improvement of $0.9 million year over year. Non-GAAP Adjusted EBT for the first quarter 2006 was $1.4 million, or $0.04 per basic and diluted share, reflecting an improvement of $0.8 million compared to non-GAAP Adjusted EBT of $0.6 million, or $0.02 per basic share or $0.01 per diluted share for the first quarter 2005.

Adjusted EBITDA is defined as net loss from continuing operations before interest expense, taxes, depreciation and amortization, restructuring costs and stock-based compensation. Adjusted EBT is defined as adjusted EBITDA after deducting depreciation and amortization and adding back the effect of amortization related to acquired software and intangibles and internal software development. Adjusted EBT per basic and diluted share is defined as the per basic and diluted share value of Adjusted EBT.

“We are off to a solid start for the year and are excited about the recent additions to senior management,” said David A. Steinberg, InPhonic’s Chairman and CEO. “We believe that we will continue to improve our financial results and have taken the necessary steps to streamline our operations. The addition of Andy Zeinfeld as our new President of eCommerce, and Brian Curran as our new Chief Operating Officer should propel InPhonic into the future.”

Mr. Steinberg continued, “we had strong margin improvements this quarter resulting from improved phone pricing and increasing sales of carrier data features, accessories and device protection. We continue our migration to recurring residual-based compensation that we anticipate will improve our operating margins and provide better visibility into future financial results. We are also excited about the Amazon agreement which combines the resources of two e-commerce leaders to offer an unrivaled wireless program.”

Recent Operating Highlights

•	Signed a multi-year agreement with Amazon Services LLC, a wholly-owned subsidiary of Amazon.com, Inc. (NASDAQ:AMZN), to sell InPhonic’s products and services in Amazon’s wireless store (www.amazon.com/wireless);
•	Named Andy Zeinfeld, formerly Chief Retail Services Officer for Radio Shack, as President of E-Commerce for InPhonic;
•	Named Brian Curran, formerly Best Buy’s Vice President of Customer Centricity and Customer Care, as InPhonic’s Chief Operating Officer;
•	Named Gregory Cole, formerly XM Satellite Radio’s Vice President, Finance and Treasurer, as InPhonic’s Senior Vice President and Corporate Treasurer;

•	Motorola Launches Online Store-in-Store with InPhonic. Motorola will make its popular portfolio of mobile handsets, accessories and in-home products available across thousands of InPhonic-powered shopping web sites, including the popular Wirefly.com;
•	Signed an agreement with Disney Mobile to host the data service platform for the upcoming launch of the family-oriented Disney Mobile wireless service.

Business Outlook

The following business outlook is based on current information and expectations as of May 8, 2006. It is currently expected that the outlook will not be updated until the release of InPhonic’s next quarterly earnings announcement, notwithstanding subsequent developments; however, InPhonic may update the outlook or any portion thereof at any time.

	Q2 2006	FY 2006
Revenue (in millions)	$90.0-$95.0	$400.0-$410.0
Adjusted EBITDA	$4.0-$4.4	$22.0-$24.0
Adjusted EBT per basic and diluted share	$0.06-$0.10	$0.58-$0.63

Non-GAAP Financial Measures

A reconciliation between GAAP and Non-GAAP results is shown immediately following the Unaudited Condensed Consolidated Statements of Cash Flows.

The Company believes that the presentation of the above Non-GAAP measures provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. The Company believes when U.S. GAAP results are viewed in conjunction with these Non-GAAP measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these measures for reviewing the Company’s financial results.

These measures should be considered in addition to results prepared in accordance with U.S. GAAP, but should not be considered a substitute for, or superior to, GAAP results. The Company has reconciled Non-GAAP financial measures included in this press release to the nearest GAAP measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measure.

Conference Call

Company management will be holding a conference call today, Monday, May 8, 2006 at 5:00 PM Eastern Time to discuss its first quarter financial results and provide a Company update. Supplemental financial information will also be available to guide participants through the call at www.inphonic.com in the Investors Relations section.

The conference call can be accessed by the following:

•	888-802-2225 (Domestic) or 913-312-1268 (International); passcode 3638704.
•	The replay will be available through May 17, 2006 by dialing 888-203-1112 (Domestic) or 719-457-0820 (International); passcode 3638704.
•	The Company will also audio Webcast the call. A link to the audio Webcast will be available at http://investor.inphonic.com/
•	Other call information and an audio Webcast archive following the call will be available at http://investor.inphonic.com/

About InPhonic

Headquartered in Washington, D.C., InPhonic, Inc. (NASDAQ:INPC—News) is a leading online seller of wireless services and products. InPhonic sells these services and products, and provides world-class customer service through websites that it creates and manages for online businesses, national retailers, member-based organizations and associations under their own brands. InPhonic also operates Wirefly (www.wirefly.com), a leading one-stop comparison mobile phones and wireless plans shopping site that has been awarded “Best of the Web” by Forbes magazine and “Best in Overall Customer Experience” by Keynote Performance Systems. InPhonic also delivers a full range of MVNO and mobility solutions to enterprise clients through its Mobile Virtual Network Enablement (MVNE) platform. Among many awards in its history, InPhonic holds the distinction as #1 Company of the Year on the INC. 500 for 2004. For more information on the company, its products and services, visit the InPhonic Corporate Web site at www.inphonic.com. INPCG.

Forward-Looking Statements—This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including, without limitation, all statements related to future financial performance, plans to grow our business and build our brand. Words such as “expect,” “anticipate,” “believe” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our fluctuating operating results, seasonality in our business, our ability to acquire products on reasonable terms, our online business model, demand for our products, the strength of our brand, competition, our ability to fulfill orders and other risks detailed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the Year ended December 31, 2005 and our Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and InPhonic undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Contacts:

Investors:	Press:
InPhonic, Inc.	InPhonic,Inc.
Greg Cole	Tripp Donnelly
SVP, Corporate Treasurer	VP, Public Relations
(202) 333-0001	(202) 333-0001
gscole@inphonic.com	tdonnelly@inphonic.com

INPHONIC, INC. & SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share and share amounts)

	Three Months Ended March 31,
	2005	2006
Revenue:
Activations and services	$49,751	$67,135
Equipment	18,400	20,236

Total revenue	68,151	87,371
Cost of revenue exclusive of depreciation and amortization:
Activations and services	1,173	260
Equipment	38,950	47,921

Total cost of revenue	40,123	48,181
Operating expenses:
Sales and marketing, exclusive of depreciation and amortization	17,498	26,722
General and administrative, exclusive of depreciation and amortization	16,278	13,231
Depreciation and amortization	1,777	3,483
Restructuring costs	149	—

Total operating expenses	35,702	43,436

Operating loss	(7,674)	(4,246)

Other income (expense):
Interest income	482	627
Interest expense	(226)	(336)

Total other income	256	291

Loss from continuing operations	(7,418)	(3,955)
Discontinued operations:
Income from discontinued operations	424	35

Net loss	$(6,994)	$(3,920)

Basic and diluted net loss per share:
Net loss from continuing operations	$(0.22)	$(0.11)
Net income from discontinued operations	0.01	0.00

Basic and diluted net loss per share	$(0.21)	$(0.11)

Basic and diluted weighted average shares outstanding	32,901,398	35,348,335

Unaudited Stock-Based Compensation

	Three Months Ended March 31,
(In thousands)	2005	2006
Sales and marketing	$596	$719
General and administrative	6,345	2,163
Discontinued operations	63	—

	$7,004	$2,882

INPHONIC, INC. & SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except per share and share amounts)

	December 31, 2005	March 31, 2006
Assets		(unaudited)
Current assets:
Cash and cash equivalents	$70,783	$63,854
Short-term investments	—	5,000
Accounts receivable, net of allowance of $2,042 and $1,695, respectively	34,606	35,216
Inventory, net	17,693	23,079
Prepaid expenses	2,405	3,417
Deferred costs and other current assets	6,823	2,821
Current assets of discontinued operations	2,430	1,527

Total current assets	134,740	134,914
Restricted cash and cash equivalents	400	—
Property and equipment, net	12,121	14,032
Goodwill	31,140	34,125
Intangible assets, net	12,651	11,606
Deposits and other assets	3,058	3,745

Total assets	$194,110	$198,422

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt and capital leases	$377	$15,385
Accounts payable	29,556	38,721
Accrued expenses and other liabilities	31,588	29,457
Deferred revenue	14,135	13,929
Current liabilities of discontinued operations	3,130	1,681

Total current liabilities	78,786	99,173
Long term debt and capital lease obligations, net of current maturities	15,474	385

Total liabilities	94,260	99,558

Stockholders’ equity:
Common stock, $0.01 par value
Authorized 200,000,000 shares at December 31, 2005 and March 31, 2006 issued and outstanding 35,232,869 and 35,356,326 shares at December 31, 2005 and March 31, 2006, respectively;	353	354
Additional paid-in capital	264,155	267,088
Accumulated deficit	(164,658)	(168,578)

Total stockholders’ equity	99,850	98,864

Total liabilities and stockholders’ equity	$194,110	$198,422

INPHONIC, INC. & SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2005	2006
Cash flows from operating activities:
Net loss	$(6,994)	$(3,920)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,777	3,483
Non-cash interest expense, net	162	16
Stock-based compensation	7,004	2,882
Changes in operating assets and liabilities, net of assets and liabilities received from business acquisition:
Accounts receivable	(9,975)	(1,083)
Inventory	(5,129)	(5,386)
Prepaid expenses	(1,316)	(1,012)
Deferred costs and other assets	(197)	4,006
Deposits and other assets	(312)	(109)
Accounts payable	3,387	8,432
Accrued expenses and other liabilities	(1,594)	(5,878)
Deferred revenue	3,703	(206)

Net cash provided (used) in operating activities	(9,484)	1,225
Cash flows from investing activities:
Capitalized expenditures, including internal capitalized labor	(2,078)	(4,199)
Cash paid for acquisitions	(45)	—
Purchase of short-term investments	(4,967)	(5,000)
Proceeds from the sale of assets	—	794
Reduction in restricted cash and cash equivalents	—	400

Net cash used in investing activities	(7,090)	(8,005)
Cash flows from financing activities:
Principal repayments on debt	(80)	(81)
Cash paid for repurchase of common stock	—	(502)
Proceeds from exercise of warrants and options	647	434
Net costs of initial public offering	(203)	—

Net cash provided (used) by financing activities	364	(149)

Net decrease in cash and cash equivalents	(16,210)	(6,929)
Cash and cash equivalents, beginning of the period	100,986	70,783

Cash and cash equivalents, end of the period	$84,776	$63,854

Supplemental disclosure of cash flows information:
Cash paid during the period for:
Interest	$62	$260
Income taxes	—	—
Supplemental disclosure of non-cash activities:
Issuance of common stock in business acquisition	$3,736	$—
Release of funds in escrow related to A1 Wireless acquisition	10,700	—
VMC earn-out consideration included in accrued liabilities	—	2,985

INPHONIC INC, & SUBSIDIARIES

Reconciliation of non-GAAP measures to nearest comparable GAAP measures

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2005	2006
Adjusted EBITDA and EBT:

Net loss from continuing operations	$(7,418)	$(3,955)
Add back:
Interest expense/(income)	(256)	(291)
Depreciation & amortization	1,777	3,483
Restructuring costs	149	—
Stock-based compensation	6,941	2,882

Adjusted EBITDA	1,193	2,119
Depreciation and amortization adjustments:
Depreciation & amortization	(1,777)	(3,483)
Amortization related to acquired software and intangibles and internal software development	1,137	2,801

Adjusted EBT	$553	$1,437

Adjusted EBT per share
Basic	$0.02	$0.04

Diluted	$0.01	$0.04

Basic and diluted weighted average shares	32,901,398	35,348,335

Diluted weighted average shares	41,050,733	36,697,213